EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

For Immediate Release	For more information, please contact:
July 24, 2012	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS SECOND QUARTER RESULTS
Increases Same Community NOI Guidance
Second Quarter Same Community Revenue up 5.9 Percent
Quarter-End Same Community Physical Occupancy 97.0 Percent
Cleveland, Ohio - July 24, 2012 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today reported financial results for the second quarter ended June 30, 2012. Funds from operations (FFO) for the second quarter of 2012 was $0.32 per common share (diluted), compared with $0.27 per common share (diluted), for the second quarter of 2011, an 18.5 percent increase.
Net income applicable to common shares was $23.6 million or $0.54 per common share (diluted) for the quarter ended June 30, 2012, principally as a result of gains from property sales. This compared with net loss applicable to common shares of $1.6 million or $0.04 per common share (diluted) for the quarter ended June 30, 2011.
"Fundamentals remain strong and our properties are well positioned to benefit. The positive momentum supports the increased NOI guidance," said Jeffrey I. Friedman, president and chief executive officer.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Same Community Portfolio Results
Net operating income (NOI) for the second quarter of 2012 for the Company's same community portfolio increased 5.5 percent when compared with the second quarter of 2011. Revenue increased 5.9 percent and property operating expenses increased 6.4 percent. Physical occupancy was 97.0 percent at the end of the second quarter of 2012 versus 96.7 percent at the end of the second quarter of 2011. Average monthly net rent collected per unit for the same community properties was $1,024 compared with $969 for the second quarter of 2011, a 5.7 percent increase.
First Half Performance
FFO as adjusted for the six months ended June 30, 2012 was $0.61 per common share (diluted) after adjusting for $1.7 million of loan prepayment costs and a credit to expense of $279,000 for a refund of defeasance costs on a previously defeased loan in the first quarter. FFO as adjusted for the six months ended June 30, 2011 was $0.50 per common share (diluted).
For the six months ended June 30, 2012, net income applicable to common shares was $21.5 million, or $0.50 per common share (diluted) compared to net loss applicable to common shares of $4.7 million, or $0.11 per common share (diluted) for the period ended June 30, 2011.

ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

A reconciliation of net income (loss) attributable to the Company to FFO and FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
NOI for the six months ended June 30, 2012, for the Company's Same Community portfolio increased 7.1 percent due to a 5.8 percent increase in revenue and a 4.0 percent increase in property operating expenses compared to the first six months of 2011.
Additional quarterly and first half financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental financial information, which is available on the "Investors" section of the Company's website at AssociatedEstates.com, or by clicking on the following link: quarterly results.
Acquisitions
On May 23, 2012, the Company acquired The Apartments at the Arboretum, located in Cary, NC, a suburb of Raleigh. The 205-unit property was built in 2009 and is located minutes from the Research Triangle Park. The Company previously announced that it had completed its due diligence on The Park at Crossroads, a 344-unit property built in 2006, also in Cary. The acquisition of The Park at Crossroads is subject to the assumption of an approximately $24.9 million loan.  The loan has an interest rate of 6.3 percent and matures in November 2016.  Closing is expected to occur during the third quarter.
Subsequent to quarter end, the Company acquired two properties, one in the Raleigh-Durham market and one in Dallas. On July 17, 2012, the Company closed on Southpoint Village, in Durham, NC. The 211-unit property was built in 2007, has condominium style finishes and is located within walking distance to a major shopping center with five anchor department stores, including Nordstrom. On July 23, 2012, the Company acquired a 396-unit property in Dallas, TX, which is now known as 21 Forty Medical District. 21 Forty Medical District is a class A community built in 2009. It is located in the Southwestern Medical District, which contains the largest concentration of medical facilities in North Texas and the University of Texas Southwestern.
Dispositions
During the quarter, the Company sold 5 properties, with a combined total of 1,192 units; The Falls, a 520-unit property in Duluth, GA and a four property portfolio in Western Michigan, with a total of 672 units. The average age of the five properties was 26 years and the total sales price was $60 million.
Development Activity
As previously announced, on May 8, 2012, the Company purchased the historic Desmond's Tower at 5500 Wilshire Boulevard and the adjacent parking lot.  The Company plans to build approximately 175 luxury apartments and structured parking within the area currently comprising a parking lot. The apartments will be known as The Desmond on Wilshire and construction is expected to begin in the second quarter of 2013.

ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

Capital Markets Activity
During the quarter ending June 30, 2012, the Company sold 681,178 common shares via its "At-the-Market" program, resulting in net proceeds after sales commissions of approximately $11.1 million, or a weighted average net price of $16.30 per share. These issuances completed the Company's $25 million "At-the-Market" program. Proceeds were used to reduce borrowings on the Company's unsecured line of credit.
On June 27, 2012, the Company sold 6.325 million common shares in a follow-on equity offering resulting in net proceeds of approximately $87.2 million. Proceeds were used to fund acquisitions and development and for general corporate purposes.
“Our capital markets activity has improved our balance sheet and positioned the Company to achieve investment grade ratings in the near term," said Lou Fatica, Vice President, Treasurer and Chief Financial Officer. "Our recent acquisitions enhanced both the asset quality of our portfolio and the geographic distribution of our NOI," Fatica added.
2012 Outlook
The Company updated its full year FFO as adjusted guidance to a range of $1.23 to $1.25 per common share. Additionally, the Company increased same community revenue guidance to a range of 5.0 percent to 5.5 percent and NOI to a range of 6.25 percent to 6.75 percent. Detailed assumptions relating to the Company's guidance can be found on page 29 of the second quarter 2012 supplemental financial information on the Company's website at AssociatedEstates.com.
Conference Call
A conference call to discuss the results will be held on July 25, 2012 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.” The call will be archived through August 8, 2012. The dial-in number for the replay is 877-344-7529 and the conference number for the replay is 10015722.
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Q2 2012 Earnings Webcast" link. The webcast will be archived for 90 days.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 52 properties containing 13,770 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.
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ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2012 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination or limitations to federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units and changes in market rental rates; the failure of development projects to perform in accordance with the Company's expectations; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and construction and construction business risks, including, without limitation, rapid and unanticipated increases of prices for building materials and commodities.

ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY
		CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2012	2011	2012	2011

Total revenue		$42,309	$42,000	$82,687	$81,910

Net income (loss) attributable to AERC		$23,669	$(1,573)	$21,588	$(4,655)
Add:	Depreciation - real estate assets	11,772	10,795	23,386	21,293
	Amortization of intangible assets	1,162	1,966	2,255	4,068
Less:	Gain on disposition of properties	(22,859)	—	(22,819)	—

Funds from Operations (FFO) (1)		$13,744	$11,188	$24,410	$20,706

Add:	Prepayment costs	$—	$—	$1,743	$—
Less:	Refund of defeasance costs on previously defeased loan	—	—	(279)	—

Funds from Operations (FFO) as adjusted (2)		$13,744	$11,188	$25,874	$20,706

Add:	Depreciation - other assets	530	487	1,055	942
	Amortization of deferred financing fees	464	476	1,143	948
Less:	Recurring fixed asset additions	(3,160)	(2,313)	(4,766)	(3,804)

Funds Available for Distribution (FAD) (3)		$11,578	$9,838	$23,306	$18,792

Per share:
Net income (loss) applicable to common shares - basic		$0.55	$(0.04)	$0.50	$(0.11)
Net income (loss) applicable to common shares - diluted		$0.54	$(0.04)	$0.50	$(0.11)
Funds from Operations - diluted (1)		$0.32	$0.27	$0.57	$0.50
Funds from Operations as adjusted - diluted (2)		$0.32	$0.27	$0.61	$0.50
Dividends per share		$0.18	$0.17	$0.35	$0.34
Weighted average shares outstanding - basic		42,968	41,414	42,655	41,338
Weighted average shares outstanding - diluted		43,461	41,414	42,655	41,338

ASSOCIATED ESTATES REALTY CORPORATION 2nd QUARTER EARNINGS

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, excludes impairment write-downs of depreciable real estate, gains on insurance recoveries and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $1.7 million of prepayment penalties associated with debt repayments and $(279) of refunds for a previously defeased loan. In accordance with GAAP, these prepayment penalties and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of AssociatedEstates.com.